UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2011

(Date of Earliest Event Reported)

Volcom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51382	33-0466919
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1740 Monrovia Avenue

Costa Mesa, California 92627

(Address of Principal Executive Offices) (Zip Code)

(949) 646-2175

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 2, 2011, Central European Time, Volcom, Inc., a Delaware corporation (the “Company”), PPR S.A., a “société anonyme à conseil d’administration” (a corporation with a board of directors) organized under the laws of France (“PPR”), and Transfer Holding, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of PPR (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which PPR, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $24.50 per share in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or any other antitrust or competition law; (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain conditions, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of PPR. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) PPR, Purchaser, the Company or their respective subsidiaries or (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger. Subject to the terms of the Merger Agreement, applicable law and the number of authorized and unissued Shares available under the Company’s certificate of incorporation, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase additional Shares from the Company as necessary so that PPR and Purchaser own one Share more than 90% of the total Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis. Purchaser will pay the Offer Price for each Share acquired through exercise of the Top-Up Option.

PPR and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly as practicable effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use reasonable best efforts to take all appropriate action to consummate and effectuate the transactions contemplated by the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger.

The Company has agreed not to solicit, initiate or knowingly facilitate, or engage in discussions concerning, alternative proposals for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement or changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of the Company has concluded in good faith after consultation with its outside advisors that failure to do so would be inconsistent with its fiduciary duties. In addition, the board of directors would be permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, in response to an unforeseen effect that occurred after signing the Merger Agreement if the board of directors has concluded in good faith after consultation with the Company’s outside legal advisors that failure to make such change in recommendation would be inconsistent with its fiduciary duties.

The Merger Agreement can be terminated by PPR or the Company under certain circumstances, and the Company will be required to pay PPR a termination fee of $20 million in connection with certain terminations.

The Merger Agreement has been adopted by the boards of directors of both PPR and the Company.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, PPR or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission by the Company or PPR. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by the Company to PPR in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, PPR and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, PPR or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

On May 2, 2011, the Company issued a joint press release with PPR relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Share and Voting Agreements

On May 2, 2011, Central European Time, in connection with the Offer, Richard R. Woolcott and René R. Woolcott (together, the “Supporting Stockholders”), each in his capacity as a stockholder of the Company, entered into a Share and Voting Agreement with PPR and Purchaser (the “Share and Voting Agreement”). Under the terms of the Share and Voting Agreement, the Supporting Stockholders have agreed to tender all Shares now held or hereafter acquired by them in the Offer. The Supporting Stockholders have also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Supporting Stockholders collectively hold or have rights to acquire 3,565,697 Shares, or approximately 14.4% of the currently outstanding Shares.

The foregoing provisions of the Share and Voting Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms, if there is any reduction of the Offer Price or if there is any change in the form of consideration payable in the Offer or the Merger.

The foregoing description of the Share and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Share and Voting Agreement, which is attached hereto as Exhibit 10.1.

Change in Control Agreements

On May 1, 2011, the board of directors of the Company approved the Company entering into change in control agreements with certain members of the Company’s leadership team, including, among others, the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), which include Messrs. Richard R. Woolcott, the Company’s Chairman and Chief Executive Officer, Jason W. Steris, the Company’s President and Chief Operating Officer, Douglas P. Collier, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, Tom D. Ruiz, the Company’s Executive Vice President of Sales, and Ethan F. Anderson, the Company’s Executive Vice President and Creative Director (each, an “Executive”), each effective as of May 1, 2011, which will provide that if there is a change in control of the Company and the Executive is discharged by the Company other than for “cause” or the Executive resigns for “good reason” within two years after such a change in control, the Executive will be entitled to:

(i) a lump sum cash severance payment:

•	in the case of Messrs. Woolcott and Steris, equal to 2.5 times the sum of (1) his then annual base salary, plus (2) his 2010 annual bonus;

•	in the case of Messrs. Collier and Ruiz, equal to 2.0 times the sum of (1) his then annual base salary, plus (2) his 2010 annual bonus; and

•	in the case of Mr. Anderson, equal to 1.0 times the sum of (1) his then annual base salary, plus (2) his 2010 annual bonus;

(ii) prorated bonus for: the year in which the qualifying termination occurs;

(iii) continued medical and dental health insurance benefits:

•	in the case of Messrs. Woolcott and Steris, for 30 months following a qualifying termination;

•	in the case of Messrs. Collier and Ruiz, for 24 months following a qualifying termination; and

•	in the case of Mr. Anderson, for 12 months following a qualifying termination;

(iv) immediate vesting of all of then outstanding unvested stock options and restricted stock;

(v) outplacement services:

•	in the case of Messrs. Woolcott, Steris, Collier and Ruiz, for 24 months following a qualifying termination, up to a maximum amount of $25,000; and

•	in the case of Mr. Anderson, for 12 months following a qualifying termination, up to a maximum amount of $25,000.

If the severance benefits to be paid upon a qualifying termination would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, the Executive will receive the full amount of the severance benefits, or such lesser amount of the benefits that would result in the benefits not being subject to the excise tax.

In addition, each Executive must submit a general release of claims in favor of the Company in order to receive certain severance benefits. Each Executive will be subject to non-disparagement and non-solicitation of Company employees covenants for one year following the date of termination. The initial term of each agreement continues in effect from the effective date through the third anniversary of the effective date. The terms of the Executive’s agreement regarding definitions of “cause”, “good reason” and “change in control”, timing of the payments, terms of continued coverage, and conditions for receipt of payments and benefits, including execution of a general release and restrictive covenants, will be substantially similar to those provided in the Company’s form of change in control agreement attached hereto as Exhibit 10.2.

The foregoing summary of the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Agreement, which is attached hereto as Exhibit 10.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures contained under Item 1.01 under the heading “Change in Control Agreements” are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2011, by and among PPR S.A., Transfer Holding, Inc. and Volcom, Inc.

10.1	Share and Voting Agreement, dated May 2, 2011, by and among PPR S.A., Transfer Holding, Inc., Richard R. Woolcott and René R. Woolcott.

10.2	Form of Change in Control Agreement substantially in the form entered into, by and between Volcom, Inc. and certain members of the Company’s leadership team.

99.1	Press Release, issued by Volcom, Inc. and PPR dated as of May 2, 2011.

Important Additional Information

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for the shares of the Company has not commenced. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding the tender of their shares. At the time the offer is commenced, PPR and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from PPR.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to a number of risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by or that include the words “future”, “anticipate”, “potential”, “believe”, “may”, “could”, “would”, “might”, “possible”, “will”, “should”, “expect” or other terms of similar meaning, are forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors, other business partners or governmental entities; other business effects, including effects of industry, economic or political conditions outside of the Company’s control; transaction costs; as well as risks discussed from time to time in the Company’s public disclosure filings with the SEC, including its most recent Annual Report on Form 10-K and in its subsequently filed SEC reports, as well as the tender offer documents to be filed by PPR and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer. The information contained in this report is as of May 4, 2011. The Company disclaims any intent or obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.

Date: May 4, 2011	By:	/s/ S. Hoby Darling
	Name:	S. Hoby Darling
	Title:	Senior Vice President, Strategic Development, General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2011, by and among PPR S.A., Transfer Holding, Inc. and Volcom, Inc.

10.1	Share and Voting Agreement, dated May 2, 2011, by and among PPR S.A., Transfer Holding, Inc., Richard R. Woolcott and René R. Woolcott.

10.2	Form of Change in Control Agreement substantially in the form entered into, by and between Volcom, Inc. and certain members of the Company’s leadership team.

99.1	Press Release, issued by Volcom, Inc. and PPR dated as of May 2, 2011.